Exhibit 99.(d)(1)(h)

AMENDMENT NO. 7

TO THE

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of January 23, 2023, amends the Amended and Restated Master Investment Advisory Agreement (the "Agreement"), dated July 1, 2020, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation, as follows:

WITNESSETH:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco US Managed Volatility Fund, a series portfolio of AIM Investment Funds (Invesco Investment Funds) (“AIF”) effective January 23, 2023.

NOW, THEREFORE, the parties agree as follows;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Allocation Fund	May 29, 2009
Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010
Invesco Core Bond Fund	May 24, 2019
Invesco Developing Markets Fund	May 24, 2019
Invesco Discovery Mid Cap Growth Fund	May 24, 2019
Invesco EQV Emerging Markets All Cap Fund	September 1, 2001
Invesco Emerging Markets Innovators Fund	May 24, 2019
Invesco Emerging Markets Local Debt Fund	May 24, 2019
Invesco Emerging Markets Select Equity Fund	May 31, 2011
Invesco Fundamental Alternatives Fund	May 24, 2019
Invesco Global Allocation Fund	May 24, 2019
Invesco Global Infrastructure Fund	April 22, 2014
Invesco Global Strategic Income Fund	May 24, 2019
Invesco Greater China Fund	March 31, 2006
Invesco Health Care Fund	September 1, 2001
Invesco International Bond Fund	May 24, 2019
Invesco Macro Allocation Strategy Fund	September 25, 2012
Invesco Multi-Asset Income Fund	December 14, 2011
Invesco SteelPath MLP Alpha Fund	May 24, 2019
Invesco SteelPath MLP Alpha Plus Fund	May 24, 2019
Invesco SteelPath MLP Income Fund	May 24, 2019
Invesco SteelPath MLP Select 40 Fund	May 24, 2019
Invesco World Bond Factor Fund	March 31, 2006

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

Invesco Balanced-Risk Commodity Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.050%
Next $250 million	1.025%
Next $500 million	1.000%
Next $1.5 billion	0.975%
Next $2.5 billion	0.950%
Next $2.5 billion	0.925%
Next $2.5 billion	0.900%
Over $10 billion	0.875%

*To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

Invesco Core Bond Fund*

Net Assets	Annual Rate
First $500 million	0.40%
Next $500 million	0.35%
Next $4 billion	0.33%
Over $5 billion	0.31%

Invesco Developing Markets Fund*

Net Assets	Annual Rate
First $250 million	1.00%
Next $250 million	0.95%
Next $500 million	0.90%
Next $6 billion	0.85%
Next $3 billion	0.80%
Next $20 billion	0.75%
Next $15 billion	0.74%
Over $45 billion	0.73%

Invesco Discovery Mid Cap Growth Fund*

Net Assets	Annual Rate
First $500 million	0.68%
Next $500 million	0.65%
Next $4 billion	0.62%
Over $5 billion	0.60%

Invesco EQV Emerging Markets All Cap Fund

Invesco Emerging Markets Select Equity Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Emerging Markets Innovators Fund*

Net Assets	Annual Rate
First $500 million	1.15%
Next $500 million	1.10%
Next $4 billion	1.05%
Over $5 billion	1.00%

Invesco Emerging Markets Local Debt Fund*

Net Assets	Annual Rate
First $500 million	0.70%
Next $500 million	0.65%
Next $4 billion	0.60%
Over $5 billion	0.58%

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Fundamental Alternatives Fund*

Net Assets	Annual Rate**
First $1 billion	0.85%
Next $500 million	0.80%
Next $500 million	0.75%
Next $500 million	0.70%
Next $500 million	0.65%
Next $500 million	0.60%
Next $500 million	0.55%
Over $4 billion	0.50%

**To the extent Invesco Fundamental Alternatives Fund invests its assets in Invesco Fundamental Alternatives Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Fundamental Alternatives Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Fundamental Alternatives Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Fundamental Alternatives Fund (Cayman) Ltd.

Invesco Global Allocation Fund*

Net Assets	Annual Rate**
First $1 billion	0.80%
Next $2 billion	0.76%
Next $1 billion	0.71%
Next $1 billion	0.66%
Next $1 billion	0.60%
Next $1 billion	0.55%
Next $2 billion	0.50%
Over $9 billion	0.48%

**To the extent Invesco Global Allocation Fund invests its assets in Invesco Global Allocation Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Global Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Global Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Global Allocation Fund (Cayman) Ltd.

Invesco Global Infrastructure Fund

Net Assets	Annual Rate
First $1 billion	0.840%
Next $1 billion	0.800%
Next $3 billion	0.780%
Over $5 billion	0.7325%

Invesco Global Strategic Income Fund*

Net Assets	Annual Rate**
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $200 million	0.60%
Next $4 billion	0.50%
Next $5 billion	0.48%
Over $10 billion	0.46%

**To the extent Invesco Global Strategic Income Fund invests its assets in Invesco Global Strategic Income Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Global Strategic Income Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Global Strategic Income Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Global Strategic Income Fund (Cayman) Ltd.

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Global Targeted Returns Fund

Invesco Macro Allocation Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.10%
Next $250 million	1.08%
Next $500 million	1.05%
Next $1.5 billion	1.03%
Next $2.5 billion	1.00%
Next $2.5 billion	0.98%
Next $2.5 billion	0.95%
Over $10 billion	0.93%

*To the extent Invesco Macro Allocation Strategy Fund invests its assets in Invesco Cayman Commodity Fund V Ltd., a direct wholly-owned subsidiary of Invesco Macro Allocation Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Macro Allocation Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund V Ltd.

Invesco Health Care Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

Invesco International Bond Fund*

Net Assets	Annual Rate**
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $200 million	0.60%
Next $4 billion	0.50%
Next $10 billion	0.48%
Over $15 billion	0.45%

**To the extent Invesco International Bond Fund invests its assets in Invesco International Bond Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco International Bond Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer International Bond Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco International Bond Fund (Cayman) Ltd.

Invesco Multi-Asset Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Next $500 million	0.45%
Next $500 million	0.40%
Over $1.5 billion	0.39%

Invesco Greater China Fund

Net Assets	Annual Rate
First $1 billion	0.87%
Next $1 billion	0.82%
Next $49 billion	0.77%
Over $51 billion	0.76%

Invesco SteelPath MLP Alpha Fund*

Net Assets	Annual Rate
First $3 billion	1.10%
Next $2 billion	1.08%
Over $5 billion	1.05%

Invesco SteelPath MLP Alpha Plus Fund*

Net Assets	Annual Rate
First $3 billion	1.25%
Next $2 billion	1.23%
Over $5 billion	1.20%

Invesco SteelPath MLP Income Fund*

Net Assets	Annual Rate
First $3 billion	0.95%
Next $2 billion	0.93%
Over $5 billion	0.90%

Invesco SteelPath MLP Select 40 Fund*

Net Assets	Annual Rate
First $3 billion	0.70%
Next $2 billion	0.68%
Over $5 billion	0.65%

Invesco World Bond Factor Fund

Net Assets	Annual Rate
First $2billion	0.27%
Over $2 billion	0.25	%”

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective officers on the day and year first written above.

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

By:	/s/ John.M.Zerr
John.M.Zerr
Senior Vice President

INVESCO ADVISERS, INC.

By:	/s/ Melanie Ringold
Melanie Ringold
Senior Vice President & Secretary